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                                                                      EXHIBIT 22

                              U.S. BIOSCIENCE, INC.
                                  Subsidiaries

                                                Jurisdiction of
                                                Incorporation
                                                -------------
USB Pharma B.V.                                 The Netherlands

USB Pharma Limited                              United Kingdom

USB Resources, Inc.                             Delaware, USA

USB Technology, Inc.                            Delaware, USA